EXHIBIT 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com
News Release

AllianceBernstein Holding L.P. Announces Fourth Quarter Diluted Net Income of $1.06 per Unit and Declares a $1.06 per Unit Cash Distribution

New York, NY, January 23, 2008– AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) and AllianceBernstein L.P. (“AllianceBernstein”) today reported financial and operating results for the quarter and full year ended December 31, 2007.

AllianceBernstein Holding (The Publicly Traded Partnership):

•
Diluted net income per Unit for the quarter ended December 31, 2007 was $1.06, a decrease of 17% from $1.27 for the same period in 2006. Diluted net income per Unit for the full year 2007 was $4.32, an increase of 13% from $3.82 in 2006.

•
Distribution per Unit for the fourth quarter of 2007 will be $1.06, a decrease of 28% from $1.48 for the same period in 2006.  The distribution is payable on February 14, 2008 to holders of record of AllianceBernstein Holding Units at the close of business on February 4, 2008.

AllianceBernstein (The Operating Partnership):

•	Assets Under Management (AUM) at December 31, 2007 were $800 billion, a 12% increase from a year ago, due to market appreciation and net inflows across all distribution channels.

•
Net inflows for the three months ended December 31, 2007 were $8.5 billion, consisting of Institutional Investments net inflows of $8.8 billion, Private Client net inflows of $1.1 billion and Retail net outflows of $1.4 billion.

•
Net inflows for the twelve months ended December 31, 2007 were $32.2 billion, consisting of Institutional Investments net inflows of $17.7 billion, Private Client net inflows of $8.6 billion and Retail net inflows of $5.9 billion.

“Investment results for clients were mixed in 2007, amid considerable market turbulence. Our growth equity services delivered strong total returns and exceeded institutional benchmarks in all geographies and capitalization categories. Value equity services, in contrast, had a difficult year, with returns falling below benchmarks, an effect compounded by increasing pressure on this style of equity management in the second half. Global fixed income results were respectable; however, mandates which focused on corporate and mortgage credit generally underperformed. Our weakest returns were in our diversified hedge fund services, which performed poorly as risk premiums rose sharply in all segments of the capital markets in the second half,” said Lewis Sanders, Chairman and Chief Executive Officer.

“The benefits of our broadly diversified product range by asset class, geography and style were made clear in 2007, as investment returns across all investment services averaged about 7% for the year as a whole.

“Growth in assets under management from net inflows equaled 4% for the full year, and was at a similar annual rate in the fourth quarter. Institutional inflows strengthened during the fourth quarter as compared to the pace earlier in the year. However, retail flows turned modestly negative due to weakness in non-U.S. markets. Private client flows also slowed from their very strong pace earlier in 2007, in part owing to seasonal factors but also to a reduction in hedge fund flows.  The backlog of unfunded institutional mandates ended the year at a solid level, increasing somewhat during the fourth quarter.

“Institutional research services achieved record results, with revenue rising by 13% for the full year and 33% for the fourth quarter. Revenue growth was particularly rapid in our London-based operations, with U.S. growth accelerating as well in the fourth quarter.

“Financial results for the firm overall were disappointing as compared to our initial expectations. Full year earnings rose by 13% to $4.32 per unit on a similar revenue gain. An extremely sharp decline in hedge fund-related performance fees along with substantial net mark-to-market losses in investments held for deferred employee compensation plans were primarily responsible for this result, as all other aspects of the firm’s results generally met expectations. These two factors caused fourth quarter revenue to decline slightly versus last year’s comparable quarter, despite a 21% gain in base fees. The resulting pressure on margins caused fourth quarter earnings to fall to $1.06 per Unit versus $1.27 per Unit in 2006’s fourth quarter. The decline was even greater if last year’s earnings are adjusted to exclude a $0.21 per Unit charge for the estimated cost of reimbursing certain clients for a claims processing error.

“As the firm’s financial dynamics are now well understood, especially its sensitivity to performance fees and related seasonality, we no longer believe it necessary to provide earnings guidance. It is important to emphasize, however, that the firm’s earnings are highly sensitive to capital market conditions, which have been quite hostile thus far in 2008. Moreover, a recovery in performance fees will be affected by the need to overcome high water marks in some of our hedge funds.

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“Capital market turbulence is unsettling. But it brings with it a dramatic widening in risk premiums, which provides the basis for strong absolute and relative investment returns.  It is our objective to turn these conditions to the advantage of our clients. As ever, if we achieve this goal, the firm’s growth and profitability will benefit as well,” concluded Mr. Sanders.

CONFERENCE CALL INFORMATION RELATING TO FOURTH QUARTER 2007 RESULTS
JANUARY 23, 2008 AT 5:00 P.M. (Eastern Standard Time)

AllianceBernstein’s management will review fourth quarter 2007 financial and operating results on Wednesday, January 23, 2008, during a conference call beginning at 5:00 p.m. (EST), following the release of its financial results after the close of the New York Stock Exchange.  The conference call will be hosted by Lewis A. Sanders, Chairman and Chief Executive Officer, and Gerald M. Lieberman, President and Chief Operating Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least fifteen minutes prior to the call to download and install any necessary audio software.

2.
To listen by telephone, please dial (866) 556-2265 in the U.S./Canada or (973) 935-8521 outside the U.S./Canada, 10 minutes before the 5:00 p.m.(EST) scheduled start time.  The conference ID# is 30362328.

The presentation that will be reviewed during the conference call is expected to be available on AllianceBernstein’s Investor Relations website shortly after the release of fourth quarter 2007 financial results on January 23, 2008.

An audio replay of the conference call will be made available beginning at approximately 7:00 p.m. (EST) on January 23, 2008 and will be available for one week. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S., call (706) 645-9291, and provide the conference ID# 30362328.  The replay will also be available via webcast on AllianceBernstein’s website for one week.

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About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers in-depth, fundamental, independent research, plus portfolio strategies, trading and brokerage-related services to its institutional investor clients.

At December 31, 2007, AllianceBernstein Holding L.P. (“Holding”) owned approximately 33.4% of the issued and outstanding AllianceBernstein Units.  AXA Financial was the beneficial owner of approximately 62.8% of the AllianceBernstein Units at December 31, 2007 (including those held indirectly through its ownership of approximately 1.7% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 63.2% economic interest in AllianceBernstein.  AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

Cautions regarding Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  We caution readers to carefully consider our forward-looking statements in light of these factors.  Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1A of Form 10-K for the year ended December 31, 2006 and in Part II, Item 1A of Form 10-Q for the quarter ended September 30, 2007.  Any or all of the forward-looking statements that we make in Form 10-K, Form 10-Q, this news release, or any other public statements we issue may turn out to be wrong.  Of course, factors other than those listed in “Risk Factors” could also adversely affect our revenues, financial condition, results of operations, and business prospects.

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ALLIANCEBERNSTEIN L.P.
(THE OPERATING PARTNERSHIP)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME
DECEMBER 31, 2007
(unaudited, $ thousands)

	Three Months Ended		Twelve Months Ended
	12/31/07	12/31/06	12/31/07	12/31/06
Revenues:
Investment Advisory & Services Fees	$895,227	$895,383	$3,386,188	$2,890,229
Distribution Revenues	121,997	109,949	473,435	421,045
Institutional Research Services	118,198	88,769	423,553	375,075
Dividend and Interest Income	72,972	86,050	284,014	266,520
Investment Gains (Losses)	(40,284)	27,483	29,690	62,200
Other Revenues	31,668	29,311	122,869	123,171
Total Revenues	1,199,778	1,236,945	4,719,749	4,138,240
Less: Interest Expense	30,392	50,247	194,432	187,833
Net Revenues	1,169,386	1,186,698	4,525,317	3,950,407

Expenses:
Employee Compensation & Benefits	470,446	427,845	1,833,796	1,547,627
Promotion & Servicing:
Distribution Plan Payments	86,378	77,632	335,132	292,886
Amortization of Deferred Sales Commissions	22,228	28,721	95,481	100,370
Other	69,856	57,359	252,468	218,944
General & Administrative(1)	164,721	196,975	591,221	583,296
Interest on Borrowings	3,486	2,905	23,970	23,124
Amortization of Intangible Assets	5,179	5,178	20,716	20,710
	822,294	796,615	3,152,784	2,786,957

Operating Income	347,092	390,083	1,372,533	1,163,450
Non-Operating Income	4,190	3,903	15,756	20,196

Income before Income Taxes	351,282	393,986	1,388,289	1,183,646

Income Taxes	41,550	27,034	127,845	75,045

NET INCOME	$309,732	$366,952	$1,260,444	$1,108,601

Operating Income Margin	29.7%	32.9%	30.3%	29.5%

(1) 4Q06 and full year 2006 General & Administrative expenses include a $56 million claims processing error charge ($54.5 million, net of related income tax benefits).

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ALLIANCEBERNSTEIN HOLDING L.P.
(THE PUBLICLY TRADED PARTNERSHIP)
SUMMARY STATEMENTS OF INCOME
(unaudited, $ thousands except per unit amounts)

	Three Months Ended		Twelve Months Ended
	12/31/07	12/31/06	12/31/07	12/31/06

Equity in Earnings of Operating Partnership	$102,299	$119,763	$415,256	$359,469

Income Taxes	10,147	10,334	39,104	34,473

NET INCOME	92,152	109,429	376,152	324,996

Additional Equity in Earnings of Operating Partnership(1)	898	1,894	5,146	5,430

NET INCOME - Diluted(2)	$93,050	$111,323	$381,298	$330,426

DILUTED NET INCOME PER UNIT	$1.06	$1.27	$4.32	$3.82

DISTRIBUTION PER UNIT	$1.06	$1.48	$4.33	$4.02

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.
(2) For calculation of Diluted Net Income per Unit.
(3) 4Q06 and full year 2006 Diluted Net Income per Unit include a $0.21 and $0.20 per Unit claims processing error charge, respectively.

ALLIANCEBERNSTEIN AND ALLIANCEBERNSTEIN HOLDING
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING
DECEMBER 31, 2007

		Weighted Average Units		Weighted Average Units
		Three Months Ended		Twelve Months Ended
	Period End
	Units	Basic	Diluted	Basic	Diluted

AllianceBernstein	260,341,992	260,209,684	261,478,350	259,853,947	261,660,628

AllianceBernstein Holding	86,948,149	86,815,841	88,084,507	86,460,104	88,266,785

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
THREE MONTHS ENDED DECEMBER 31, 2007
($ millions)

	Institutional		Private
	Investments	Retail	Client	Total

Beginning of Period(1)	$513,348	$189,360	$110,633	$813,341

Sales/New accounts	18,123	10,038	3,480	31,641
Redemptions/Terminations	(5,031)	(9,273)	(1,262)	(15,566)
Cash flow	(4,330)	(1,585)	(987)	(6,902)
Unreinvested dividends	-	(541)	(180)	(721)
Net inflows/(outflows)	8,762	(1,361)	1,051	8,452

Transfers(2)	(203)	(57)	260	-

Market depreciation	(13,826)	(4,777)	(2,800)	(21,403)

End of Period	$508,081	$183,165	$109,144	$800,390

(1) Prior period AUM has been increased by $573 million to reflect the assets associated with existing services previously not included.
(2) Transfers of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm.

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
TWELVE MONTHS ENDED DECEMBER 31, 2007
($ millions)

	Institutional		Private
	Investments	Retail	Client	Total

Beginning of Period(1)	$455,095	$166,928	$94,898	$716,921

Sales/New accounts	70,744	46,211	18,287	135,242
Redemptions/Terminations	(33,231)	(37,001)	(4,486)	(74,718)
Cash flow	(19,848)	(2,057)	(4,672)	(26,577)
Unreinvested dividends	(1)	(1,286)	(497)	(1,784)
Net inflows	17,664	5,867	8,632	32,163

Transfers(2)	(144)	(552)	696	-

Market appreciation	35,466	10,922	4,918	51,306

End of Period	$508,081	$183,165	$109,144	$800,390

(1) Prior period AUM has been increased by $26 million to reflect the assets associated with existing services previously not included.
(2) Transfers of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm.

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY INVESTMENT SERVICE
AT DECEMBER 31, 2007
($ millions)

	Institutional		Private
	Investments	Retail	Client	Total
Equity:
Value
U.S.	$49,235	$33,488	$25,259	$107,982
Global & International	192,472	56,560	25,497	274,529
	241,707	90,048	50,756	382,511
Growth
U.S.	31,908	24,637	16,004	72,549
Global & International	88,691	23,530	12,175	124,396
	120,599	48,167	28,179	196,945

Total Equity	362,306	138,215	78,935	579,456

Fixed Income:
U.S.	73,240	10,627	29,498	113,365
Global & International	53,978	29,855	676	84,509
	127,218	40,482	30,174	197,874

Index/Structured:
U.S.	12,426	4,468	25	16,919
Global & International	6,131	-	10	6,141
	18,557	4,468	35	23,060

Total:
U.S.	166,809	73,220	70,786	310,815
Global & International	341,272	109,945	38,358	489,575
	$508,081	$183,165	$109,144	$800,390

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
($ millions)

	Three Month Period		Twelve Month Period
	12/31/07	12/31/06(1)	12/31/07	12/31/06(1)

Ending Assets Under Management	$800,390	$716,921	$800,390	$716,921

Average Assets Under Management	$814,495	$689,231	$776,368	$640,968

(1) Prior period AUM has been increased by $26 million to reflect the assets associated with existing services previously not included.

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY CLIENT DOMICILE
AT DECEMBER 31, 2007
($ millions)

	Institutional Investments	Retail	Private Client	Total

U. S. Clients	$239,131	$139,250	$105,344	$483,725
Non-U.S. Clients	268,950	43,915	3,800	316,665
	$508,081	$183,165	$109,144	$800,390

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